UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2014

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of principal executive offices) (Zip code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2014, ORBCOMM Inc. (“ORBCOMM” or the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Macquarie CAF LLC (“Macquarie”).

The Credit Agreement provides for up to $160,000,000 in loans as follows (the “Facilities”):

•	Initial Term Loan Facility: Term loan facility in an aggregate principal amount of up to $70,000,000, the proceeds of which will be used to repay in full the Company’s 9.50% Senior Secured Notes Due 2018 and for general corporate purposes.

•	Revolving Facility: Revolving credit facility in an aggregate principal amount of up to $10,000,000 for general corporate purposes.

•	Initial Acquisition Facility: Term loan facility in an aggregate principal amount of up to $10,000,000, the proceeds of which, if drawn, may be used to finance a potential acquisition.

•	Additional Acquisition Facility: Term loan facility in an aggregate principal amount of up to $70,000,000, the proceeds of which, if drawn, may be used to finance an additional potential acquisition.

Each of the Facilities matures 5 years from the funding date of the Initial Term Loan Facility (the “Maturity Date”).

At the Company’s election, the Facilities will bear interest at a base rate or LIBOR, plus an applicable margin as described below:

The applicable interest margins are 375 basis points in the case of base rate loans and 475 basis points in the case of LIBOR loans; provided that LIBOR shall be deemed to be not less than 1.0% per annum.

The Facilities will be secured by a first priority security interest in substantially all of the Company’s and its subsidiaries’ assets under a Security Agreement among the Company, its subsidiaries and Macquarie (the “Security Agreement”). Interest accrued under the Credit Agreement will be payable by the Company based on the type of loan and interest period selected by the Company. The Facilities have no scheduled principal amortization until the Maturity Date. Subject to the terms set forth in the Credit Agreement, the Company may prepay the Facilities at any time prior to the Maturity Date.

The Credit Agreement contains customary representations and warranties, conditions to funding, covenants and events of default. The covenants set forth in the Credit Agreement include, among other things, prohibitions on the Company and its subsidiaries against incurring certain indebtedness and investments (other than permitted acquisitions and other exceptions as specified therein), providing certain guarantees and incurring certain liens. In addition, the Credit Agreement provides for certain events of default, the occurrence of which could result in the acceleration of the Company’s obligations under the Credit Agreement.

The foregoing summary description of the Credit Agreement and related documents does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and Security Agreement, which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2014.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of the Company dated October 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By	/s/ Christian Le Brun
Name:	Christian Le Brun
Title:	Executive Vice President, General Counsel and Secretary

Date: October 6, 2014